EXHIBIT 32.1

CERTIFICATION

I, Edward B. Meyercord, III, Chief Executive Officer of Talk America Holdings, Inc. have reviewed Talk America Holdings, Inc.’s Quarterly Report on Form 10-Q for the period ended March 31, 2004 (the “Report”) and, based on the inquiries I have made or caused to be made in the fulfillment of my responsibilities as the Chief Executive Officer of Talk America Holdings, Inc., I hereby certify that:

(i) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operation of Talk America Holdings, Inc.

/s/ Edward B. Meyercord, III
Edward B. Meyercord, III
Chief Executive Officer
May 9, 2005